Exhibit 4(a)

                              MANAGEMENT AGREEMENT

      AGREEMENT made this __ day of _______, 2003 by and between MERRILL LYNCH PRINCIPAL PROTECTED TRUST (the "Trust"), a Delaware statutory trust, on behalf of its series, MERRILL LYNCH CORE PRINCIPAL PROTECTED FUND (the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Manager").

                              W I T N E S S E T H:

      WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

      WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

      WHEREAS, the Trust desires to retain the Manager to render management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Manager is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth; and

      WHEREAS, during the Fund's Guarantee Period (as defined in the Registration Statement (as defined below)) the Manager is required to manage the Fund's portfolio in accordance with certain agreed-upon investment parameters as set forth in that certain Financial Guaranty Agreement, dated ________, 200_, by and among the Trust, the Manager and Ambac Assurance Corporation (the "Guaranty Agreement").

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:

                                    ARTICLE I

                              DUTIES OF THE MANAGER

      The Trust hereby employs the Manager to act as an investment manager and investment adviser of the Fund and to furnish or arrange for affiliates to furnish, the management and investment advisory services described below, subject to policies of, review by and overall control of the Board of Trustees of the Trust (the "Trustees"), for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund.

      (a) Management Services. The Manager shall perform, or arrange for the performance by affiliates of, the management and administrative services necessary for the operation of the Trust and the Fund, including administering shareholder accounts and handling shareholder relations. The Manager shall provide the Fund with office space, equipment and facilities and such other services as the Manager, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Trust and the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall generally monitor the Trust's and the Fund's compliance with investment policies and restrictions as set forth in the current registration statement relating to the Trust under the Investment Company Act (the "Registration Statement"). The Manager shall make reports to the Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

      (b) Investment Advisory Services. The Manager shall provide (or arrange for affiliates to provide) the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions set forth in the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objective, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Manager shall also make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Fund, all actions that it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Trust to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Trust, the Manager is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees as set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Trust is affiliated.

      (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Manager may employ, retain or otherwise avail itself of the services of other persons or entities, including, without limitation, affiliates of the Manager, on such terms as the Manager shall determine to be necessary, desirable or appropriate. However, if the Manager chooses to retain or avail itself of the services of another person or entity to manage assets of the Fund, such other person or entity must be (i) an affiliate of the Manager, (ii) retained at the Manager's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Manager under this Agreement, and the Manager shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Manager's duties hereunder.

      (d) Notice Upon Change in Partners of Manager. The Manager is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Manager will notify the Trust and the Fund of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

      (a) The Manager. The Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Manager.

      (b) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund (except for the expenses paid by FAM Distributors, Inc. (the "Distributor")), including, without limitation: organizational cost, the financial guaranty fee, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, stock certificates (if any), prospectuses and statements of additional information, Securities and Exchange Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Manager, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust or the Fund. It is also understood that the Fund shall reimburse the Manager for its costs, if any, in providing accounting services to the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of Fund shares.

                                  ARTICLE III

                           COMPENSATION OF THE MANAGER

      (a) Investment Management Fee. Unless reduced as set forth below, for the services rendered, the facilities furnished and expenses assumed by the Manager, the Fund shall pay to the Manager at the end of each calendar month a fee at the annual rate of 0.75% of the average daily net assets of the Fund commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. In the event that all of the Fund's assets become completely and irreversibly allocated to the Protection Component (as such term is defined in the Registration Statement) under the terms of the Guaranty Agreement, the Manager agrees to reduce its fee to 0.25% per annum of the average daily net assets of the Fund. This reduction in fee shall be effective on the day following the complete and irreversible allocation of the Fund's assets to the Protection Component (a "Complete Allocation"). If the Complete Allocation occurs subsequent to the first day of a month, compensation for that part of the month the reduced fee is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

                                   ARTICLE IV

                     LIMITATION OF LIABILITY OF THE MANAGER

      The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust or the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Manager" shall include any affiliates of the manager performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.

                                    ARTICLE V

                            ACTIVITIES OF THE MANAGER

      The services of the Manager to the Trust and the Fund are not to be deemed to be exclusive, and the Manager and any person controlled by or under common control with the Manager (for purposes of Article V referred to as "affiliates") is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust and the Fund are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners and shareholders or otherwise and that the Manager and the directors, officers, employees, partners and shareholders of the Manager and its affiliates are or may become similarly interested in the Trust or the Fund as shareholders or otherwise.

                                   ARTICLE VI

                    DURATION AND TERMINATION OF THIS CONTRACT

      This Agreement shall become effective as of the date first written above and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

      The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

                                   ARTICLE IX

                                  GOVERNING LAW

      This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                    ARTICLE X

                      LIMITATION OF OBLIGATIONS OF THE FUND

      The obligations of the Fund shall be limited to the assets of the Fund, shall be separate from the obligations of any other series of the Trust, and the Fund shall not be liable for the obligations of any other series of the Trust.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                       MERRILL LYNCH PRINCIPAL PROTECTED TRUST, on behalf of its series, MERRILL LYNCH CORE PRINCIPAL PROTECTED FUND

                                       By:
                                          --------------------------------------
                                          Name: Terry K. Glenn
                                          Title: President

                                       FUND ASSET MANAGEMENT, L.P.

                                       By: PRINCETON SERVICES, INC.,
                                           its General Partner

                                       By:
                                          --------------------------------------
                                          Name: Terry K. Glenn
                                          Title: Executive Vice President and
                                                 Director